Exhibit 4.1 Share Certificate
Nevada
2 (Cert No.) Shares Originally Authorized November 24, 2004	50,000 Common Shares (No. of Shares)
GOLDEN ARIA CORP. (Company Name)
Total Authorized Issue 75,000,000 COMMON SHARES, PAR VALUE $0.001 EACH ◆ PREFERRED SHARES, PAR VALUE $0.001 EACH
Diane Rees (Name of Shareholder) Fifty Thousand (50,000) Common
GOLDEN ARIA CORP. (Company Name)
24th (day) November (month) 2004

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISPOSITION THEREOF. THE CORPORATION WILL NOT TRANSFER THIS CERTIFICATE UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION COVERING THE SHARES REPRESENTED BY THIS CERTIFICATE UNDER THE SECURITIES ACT OF 1933 AND ALL APPLICABLE STATE SECURITIES LAWS, (II) IT FIRST RECEIVES A LETTER FROM AN ATTORNEY, ACCEPTABLE TO THE BOARD OF DIRECTORS OR ITS AGENTS, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, (III) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

_______________________________ President